Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement 333-218875 on Form S-8 of our reports dated March 23, 2020, relating to the financial statements of Best Buy Co., Inc. and the effectiveness of Best Buy Co., Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Best Buy Co., Inc. for the year ended February 1, 2020.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 30, 2020